EXHIBIT 10.11

                                 PROMISSORY NOTE

$104,500                                                JANUARY 27, 1999
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PRINCIPAL                                                    DATE

TEN (10)%                                              EXINGTON, KY (U.S.A.)
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INTEREST RATE                                          CITY         STATE

     FOR VALUE RECEIVED, Equity Au, Inc. and its successor Equity Technologies and resources, inc., (hereinafter "Equity Technology"), a Delaware Corporation with its principal place of business at 1050 Chinoe Rd., Suite 304, Lexington, KY 40502, promises to pay to the order of (Name of Lender) Kentrust, Inc. , (an Individual Corporation, Partnership, Limited Liability Company) Frank Dickey residing at or with principal place of business at (Street Address) 2098B Candlelight Way . (City) LEXINGTON (State) KY . (hereinafter "Lender"), at the address of the Lender or such other place as the holder hereof shall designate, the principal amount of One Hundred Four Thousand Five Hundred Dollars, with interest thereon at the rate of ten (10%) percent per annum, one (1) year from the date of this Note. If this Note is not paid in full on the date payment is due, Equity Technology shall pay interest at the rate of twelve (12%) percent of the principal amount due, until paid, and a late fee of ten (10%) percent of the principal amount due.

     Equity Technology and every endorser and guarantor of this Note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consent that no indulgence and no substitution, release or surrender collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the Borrower or any such endorser or guarantor. No delay or omission on the part of the holder in exercising any right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver or any such right on any future occasion.

     Equity Technology and every endorser and guarantor hereof agree to pay on demand all costs and expenses, including legal costs and reasonable attorneys' fees, incurred or paid by the holder in enforcing this Note on default. This Note shall take effect on the date hereof and shall be governed by the laws of the Commonwealth of Kentucky.

EQUITY AU, INC. AND ITS SUCCESOR
EQUITY TECHNOLOGIES & RESOURCES, INC.


/s/ FRANK G. DICKEY, JR.
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BY: FRANK G. DICKEY, JR., PRESIDENT

                                                    /s/ LAURA WHITE
                                                   --------------------------
                                                     ATTEST: SECRETARY

THIS NOTE AND THE INTERST THEREON IS SECURED BY 1,033,333 SHARE OF EQUITY AU, INC.'S COMMON STOCK. IN THE EVENT OF DEFAULT, SAID SHARES SHALL IMMEDIAATELY BE ISSUED TO KENTRUST, INC.